Exhibit 99.1

501 Elliott Ave. W. #400 Seattle, WA 98119	T 206.312.7100 F 206.272.4010

Cell Therapeutics Provides Monthly Information

at Request of CONSOB

February 29, 2012 Seattle — Cell Therapeutics, Inc. (the “Company” or “CTI”) (NASDAQ: CTIC and MTA: CTIC) is providing the information herein pursuant to a request from the Italian securities regulatory authority, CONSOB, pursuant to Article 114, Section 5 of the Unified Financial Act, that the Company issue at the end of each month a press release providing a monthly update of certain information relating to the Company’s management and financial situation. However, the Company also directs its Italian shareholders to the Italian language section of its website at www.celltherapeutics.com/italiano, where more complete information about the Company and its products and operations, including press releases issued by the Company, as well as the Company’s U.S. Securities and Exchange (“SEC”) filings and the Registration Document authorized to be published by CONSOB, can be found. The information provided below is qualified in its entirety by reference to such information. Please note that all the information disclosed in this press release primarily refers to the period January 1, 2012 through January 31, 2012 except as otherwise expressly noted.

Provisional (unaudited) financial information and EBITDA as of January 31, 2012

The following information concerns the Company’s provisional (unaudited) results for the month ended January 31, 2012.

Such financial information represents estimates that are based on assumptions the occurrence of which depends on circumstances relating to the Company and the macroeconomic situation, and which assumptions might or might not occur.

The following table reports the estimated indication of a few relevant items referring to the unaudited statements of operations for the month ended January 31, 2012:

Estimated financial data of the Company for the month ended January 31, 2012

The estimated and unaudited financial data of the Company as of January 31, 2012 compared with those for the previous month are shown below (amounts in thousands of U.S. dollars):

	December 31, 2011	January 31, 2012
Net revenue	$—	$—
Operating income (expense)	$(8,618)	$(4,973)
Profit (Loss) from operations	$(8,618)	$(4,973)

Other income (expenses), net	$1,239	$87
Preferred Stock:
-Deemed Dividend	$(8,901)	$—
EBITDA	$(16,280)	$(4,886)

Depreciation and amortization	$(217)	$(172)
Amortization of debt discount and issuance costs	$(100)	$—
Interest expense	$(75)	$(2)

Net profit /(loss) attributable to common shareholders	$(16,672)	$(5,060)

Estimated research and development expenses were $3.0 million for the month December 2011 and $2.5 million for the month January 2012.

Estimated Net Financial Standing

The following table reports the estimated and unaudited net financial standing of the Company as of December 31, 2011 and January 31, 2012, including the separate indication of the total estimated financial needs, regarding debts expiring less than 12 months ahead (current portion). The relevant estimated financial data are compared with those for the previous month (amounts in thousands of U.S. dollars).

Estimated Net Financial Standing	December 31, 2011	January 31, 2012
Cash and cash equivalents	$47,052	$36,432
Long term obligations, current portion	$(970)	$(934)
Convertible senior notes	$—	$—
Estimated Net Financial Standing, current portion	$46,082	$35,498
Long term obligations, less current portion	$(2,985)	$(3,003)
Net financial standing, less current portion	$(2,985)	$(3,003)
Estimated Net Financial Standing	$43,097	$32,495

The total estimated and unaudited net financial standing of the Company as of January 31, 2012 was approximately $32,495 (in thousands of U.S. dollars). Cash disbursements for the month of January 2012 included the payment of annual bonuses for all eligible employees.

The Company’s 5.75% Convertible Senior Notes (the “Notes”) matured on December 15, 2011. On that date, the Company deposited $11.2 million in cash as trust funds with U.S. Bank National Association, as the trustee of the Notes, which was an amount sufficient to pay and discharge the entire amount due on the Notes, including accrued and unpaid interest. As of today, the Company has retired all of its outstanding convertible debt.

The Company had no debt that matured during the month of January 2012.

Preferred Stock

The following table discloses information about the Company’s outstanding shares of preferred stock as of January 31, 2012 as compared to the same information as of December 31, 2011:

Preferred Stock - January 31, 2012

Description	Principal/Aggregated Stated Value Outstanding as of December 31, 2011 ($)	Number of Preferred Shares Outstanding as of December 31, 2011	Principal/Aggregated Stated Value Outstanding as of January 31, 2012 ($)	Number of Preferred Shares Outstanding as of January 31, 2012
Series 14 Convertible Preferred Stock	10,000,000	10,000	—	—
Totals	10,000,000	10,000	—	—

Debt Restructuring Program

In January 2012, the Company neither issued any new debt instruments nor bought any debt instruments already issued by the Company. As mentioned above, in December 2011, the Company retired all of its outstanding convertible debt and, as of today, the Company has no convertible debt outstanding.

Regulatory Matters and Products in Development

Pixantrone

a) Marketing authorization process in U.S.A.

On October 25, 2011, the Company announced the resubmission of the New Drug Application for pixantrone (“NDA”) to the U.S. Food and Drug Adminisitration’s (the “FDA”) Division of Oncology Products 1 (the “DOP1”) for accelerated approval to treat relapsed or refractory aggressive non-Hodgkin’s lymphoma (“NHL”) in patients who failed two or more lines of prior therapy.

On December 6, 2011, the Company announced that the FDA’s DOP1 had notified the Company that the Company’s October 2011 resubmitted NDA is considered a complete, Class 2 response to the FDA’s April 2010 complete response letter (“CRL”). The FDA has set a Prescription Drug User Fee Act (“PDUFA”) goal date of April 24, 2012 for a decision on the NDA.

On January 3, 2012, the Company announced that the FDA’s Oncologic Drugs Advisory Committee (“ODAC”) was scheduled to review the Company’s resubmitted NDA for pixantrone on February 9, 2012.

On January 30, 2012, the Company announced that it had voluntarily withdrawn its NDA for pixantrone. The NDA was withdrawn because, after communications with the FDA, the Company needed additional time to prepare for the review of the NDA by the FDA’s ODAC at its February 9, 2012 meeting. Prior to withdrawing the NDA, the Company requested that the FDA consider rescheduling the review of the NDA to the ODAC meeting to be held in late March. The FDA was unable to accommodate the

Company’s request to reschedule, and given the April 24, 2012 PDUFA date, the only way to have pixantrone possibly considered at a later ODAC meeting was for the Company to withdraw and later resubmit the NDA. The Company plans to resubmit the NDA in 2012.

b) Marketing authorization process in Europe

On December 5, 2011, the Company announced an update on the status and progress of its European marketing authorization application (“MAA”) for pixantrone. The Company received the European Medicines Agency’s (the “EMA”) Committee for Human Medicinal Products (“CHMP”) day 180 list of outstanding issues, which unlike the day 120 letter, contained only one remaining major objection to the Company’s MAA and items not deemed to be major issues. To address the remaining major objection, the CHMP required that the Company provide a literature review of mechanisms of rituximab resistance and analyses that demonstrate the efficacy of pixantrone in patients with prior rituximab treatment, as well as information to address some additional questions that were not deemed to be major issues and could be addressed by additional analyses of currently available data.

On February 17, 2012, the Company announced that Pixuvri™ (pixantrone dimaleate) has been granted a positive opinion for conditional approval from the CHMP. The CHMP recommended Pixuvri for conditional approval as monotherapy for the treatment of adult patients with multiple relapsed or refractory aggressive NHL. A conditional marketing authorization is renewable annually. Under the provisions of the conditional marketing authorization for Pixuvri, the Company will be required to complete a post-marketing study aimed at confirming the clinical benefit previously observed. Based on the CHMP’s recommendation, the Company expects that a conditional marketing authorization for Pixuvri should be granted by the European Commission within the next few months. The decision by the European Commission is typically issued approximately two to three months after the CHMP opinion and generally follows the recommendation from the CHMP.

Corporate Transactions and Assignment of Assets

On February 13, 2012, the Company entered into a Stipulation of Settlement (the “Stipulation”) pursuant to which the Company and certain of its current officers and directors have, subject to certain conditions and approvals, agreed to settle the previously-disclosed consolidated securities class action litigation, In re Cell Therapeutics, Inc. Class Action Litigation., Case No. C10-414 MJP, pending in the U.S. District Court for the Western District of Washington.

For additional information regarding the Stipulation, please refer to the Company’s press release dated February 15, 2012.

Exchange Listing Matters

With respect to the period from January 1, 2012 through January 31, 2012, the Company has no additional information to disclose to the market.

Update on Outstanding Shares of Common Stock

The number of shares outstanding of the Company’s common stock, no par value (the “Common Stock”) issued and outstanding as of December 31, 2011 and January 31, 2012 was 203,067,725 and 226,586,019, respectively.

During the month of January 2012, the following transactions contributed to the change in the number of shares of the Company’s outstanding Common Stock:

•	issuance of 14,829,101 shares of Common Stock under the Company’s 2007 Equity Incentive Plan, as amended and restated (the “Equity Incentive Plan”);

•	issuance of 8,695,652 shares of Common Stock relating to conversions of the Company’s Series 14 Preferred Stock; and

•	cancellation of 6,459 shares of Common Stock under the Equity Incentive Plan.

The Company is not aware of any agreement for the resale of its shares of Common Stock on the MTA nor of the modalities by means of which shares of Common Stock were or will be resold.

Information about the capacity of the Company to sustain its financial needs

As disclosed in this press release, the Company had approximately $36.4 million in cash and cash equivalents as of January 31, 2012.

On December 14, 2011, the Company announced the successful closing of its previously announced sale of its Series 14 Preferred Stock and warrants to purchase shares of its Common Stock in a registered offering to institutional investors for $20 million. The Company received approximately $18.6 million in net proceeds from the offering, after deducting placement agent fees and estimated offering expenses. As of December 31, 2011, 10,000 shares of Series 14 Preferred Stock had been converted, investors had received 8,695,652 shares of Common Stock issuable upon conversion and 10,000 shares of Series 14 Preferred Stock remained outstanding. On January 13, 2012, the remaining 10,000 shares of Series 14 Preferred Stock converted pursuant to the terms of the Series 14 Preferred Stock and investors received 8,695,652 shares of Common Stock upon conversion and no shares of Series 14 Preferred Stock remain outstanding. In connection with the offering, the investors received warrants to purchase up to 6,956,522 shares of Common Stock. The warrants have an exercise price of $1.45 per warrant share, for total potential additional proceeds to the Company of approximately $10.1 million upon exercise of the warrants. The warrants are exercisable beginning six months and one day from the date of issuance and terminate five years and one day after the date of issuance. In addition, the Company issued warrants to purchase an aggregate of 347,826 shares of Common Stock to the placement agent or its assignees as partial compensation for its services in connection with the offering and warrants to purchase an aggregate of 173,913 shares of Common Stock to a financial advisor as partial compensation for its services in connection with the offering. The warrants issued to the placement agent and the financial advisor have an initial exercise price of $1.725 per share of Common Stock and are not transferable for six months after the date of initial issuance, but are otherwise substantially the same as the warrants issued in the offering.

About Cell Therapeutics, Inc.

Headquartered in Seattle, the Company is a biopharmaceutical company committed to developing an integrated portfolio of oncology products aimed at making cancer more treatable. For additional information, please visit www.CellTherapeutics.com.

This press release includes forward-looking statements that involve a number of risks and uncertainties, the outcome of which could materially and/or adversely affect future results and the trading price of the Company’s securities. Specifically, the risks and uncertainties that could affect the development of pixantrone include risks associated with preclinical and clinical developments in the biopharmaceutical industry in general, and with pixantrone in particular, including, without limitation, the potential failure of pixantrone to prove safe and effective for the treatment of relapsed or refractory aggressive NHL, relapsed/refractory diffuse large B-cell lymphoma and/or other tumors as determined by the FDA and/or the EMA, that the Company cannot predict or guarantee the pace or geography of enrollment of its clinical trials or the total number of patients enrolled, that the FDA may request additional clinical trials, that the EMA may not approve the MAA after review, that Pixuvri may not be approved as monotherapy for the treatment of adult patients with multiple relapsed or refractory aggressive NHL, that a conditional marketing authorization for Pixuvri may not be granted by the European Commission within the next few months or at all, that the Company may not be able complete a post-marketing study aimed at confirming the clinical benefit previously observed, that full marketing authorization for Pixuvri may not be obtained, that the EMA and/or the European Commission may not formally adopt the CHMP’s recommendation regarding Pixuvri, the Company’s conditional marketing authorization, if granted, may not be renewed, that the Company may not be able to address satisfactorily the two key matters raised by the OND or other matters raised by the FDA, the OND, and/or the DODP, that the Company’s interpretation of the guidance provided by the FDA, the OND and/or the DODP may be different than the intent of the FDA, OND and/or the DODP, that the FDA, OND and/or the DODP may change its guidance, that the PIX301 study may not be deemed successful, that upon a re-review or resubmission of the NDA, that the FDA may find pixantrone to not be safe and/or effective, that the PIX301 study may still be deemed to be a failed study, that if the Company conducts an additional clinical trial, it may not demonstrate the safety and effectiveness of pixantrone, that the Company may not be able to provide satisfactory information in response to the FDA’s Complete Response Letter, that the Company cannot guarantee that the NDA will be resubmitted in 2012, that the FDA may not accept the NDA if resubmitted, that the FDA may not allow the to-be-resubmitted NDA to be reviewed at a future ODAC meeting, that the Company may not obtain approval of the NDA from the FDA in 2012, the risk that the proposed settlement may not receive preliminary or final court approval, or other required approvals, that conditions to effect the settlement may not be met, that the Company cannot guarantee that it will maintain compliance with the NASDAQ listing standards, the risk that the Company may not be able to continue to raise capital as needed to fund its operations, competitive factors, technological developments, and costs of developing, producing and selling pixantrone. Further risks and uncertainties include that the Company continues to have a substantial amount of debt outstanding and the quarterly interest expense associated with the debt is significant, the Company’s operating expenses continue to exceed its net revenues, that the Company may not be able to further reduce its operating expenses, that the Company will continue to need to raise capital to fund its operating expenses and may not be able to raise sufficient amounts to fund its continued operation, and that the information presented herein with respect to the Company’s convertible notes and non-convertible preferred stock may differ materially from the information presented by the Company with respect to its convertible notes and non-convertible preferred stock prepared in accordance with U.S. GAAP in its periodic reports on Form 10-K and Form 10-Q, as well as other risks listed or described from time to time in the Company’s most recent filings with the SEC on Forms 10-K, 10-Q and 8-K. Except as required by law, the Company does not intend to update any of the statements in this press release upon further developments.

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Media Contact:

Cell Therapeutics, Inc.

Dan Eramian

T: 206.272.4343

C: 206.854.1200

E: deramian@ctiseattle.com

www.CellTherapeutics.com/press_room

Investors Contact:

Cell Therapeutics, Inc.

Ed Bell

T: 206.272.4345

F: 206.272.4434

Lindsey Jesch Logan

T : 206.272.4347

F : 206.272.4434

E: invest@ctiseattle.com

www.CellTherapeutics.com/investors